SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant                     |X|
Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_|      Preliminary Proxy Statement
|_|      Confidential, for Use of the Commission Only (as permitted by
            Rule 14a-6(e)(2))
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to Rule 14a-11(c) or rule 14a-12

                             Four Oaks Fincorp, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                                 --------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|      No fee required.
|_|      Fee computed on table below per Exchange Act
            Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

|_|      Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed:

                             Four Oaks Fincorp, Inc.


                                  April 4, 2005




Dear Shareholder:

         Accompanying this letter is the Notice of Annual Meeting, Proxy Statement, Summary 2004 Annual Report to Shareholders and proxy for Four Oaks Fincorp, Inc.'s Annual Meeting. Whether or not you plan to attend the meeting in person, please submit voting instructions for your shares promptly using the directions on your proxy card to vote by one of the following methods: (1) by telephone, by calling the toll-free telephone number printed on your proxy card;
(2) over the Internet, by accessing the website address printed on your proxy card; or (3) by marking, dating and signing your proxy card and returning it in the accompanying postage-paid envelope. If you do attend, you can revoke your proxy and vote in person.

         The Annual Meeting will begin at 8:00 p.m. on Monday, April 25, 2005, at the main office of Four Oaks Bank & Trust Company, located at 6144 US 301 South, Four Oaks, North Carolina. At the Annual Meeting, our shareholders will elect the board of directors for the coming year, ratify the appointment of our independent accountant for the coming year and transact any other business properly brought before the meeting.

         In compliance with applicable regulations, our company's financial statements and other required disclosures are presented in its Annual Report on Form 10-K, a copy of which follows the Proxy Statement, and which reflects our company's financial condition as of December 31, 2004.

         As mentioned above, we also have included a Summary 2004 Annual Report to Shareholders that contains additional information about our company, including a financial summary, a letter from me to our shareholders, and selected financial data.

         As always, we hope to see you at the Annual Meeting, and please remember to vote your shares as directed on your proxy card provided as soon as possible.

                                        Sincerely yours,

                                        /s/  Ayden R. Lee, Jr.
                                        -------------------------------------
                                        Ayden R. Lee, Jr.
                                        Chief Executive Officer and President

                             FOUR OAKS FINCORP, INC.

                                6114 US 301 South
                         Four Oaks, North Carolina 27524
      ---------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 April 25, 2005
      ---------------------------------------------------------------------

         You are cordially invited to attend the Annual Meeting of Shareholders of Four Oaks Fincorp, Inc., which will be held on Monday, April 25, 2005 at 8:00 p.m., local time, at the main office of Four Oaks Bank & Trust Company, located at 6144 US 301 South, Four Oaks, North Carolina, for the following purposes:

                  (1) To elect the persons listed in the accompanying Proxy Statement to the board of directors of Four Oaks Fincorp, Inc.;

                  (2) To ratify the action of the audit committee of the board of directors in appointing Dixon Hughes PLLC as independent accountants for the fiscal year ending December 31, 2005; and

                  (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

         Shareholders of record at the close of business on March 7, 2005 are entitled to notice of and to vote at the Annual Meeting and any and all adjournments thereof.

         A copy of the Annual Report on Form 10-K, containing financial statements of Four Oaks Fincorp, Inc., for the year ended December 31, 2004, is enclosed herewith.

         YOUR VOTE IS VERY IMPORTANT. A PROXY CARD IS ENCLOSED FOR THE CONVENIENCE OF THOSE SHAREHOLDERS WHO DO NOT PLAN TO ATTEND THE ANNUAL MEETING IN PERSON BUT DESIRE TO HAVE THEIR SHARES VOTED. IF YOU DO NOT PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENVELOPE PROVIDED FOR THAT PURPOSE, OR VOTE VIA THE INTERNET OR TELEPHONE AS PROVIDED ON THE PROXY CARD. IF YOU RETURN YOUR CARD OR VOTE OVER THE INTERNET OR TELEPHONE AND LATER DECIDE TO ATTEND THE ANNUAL MEETING IN PERSON OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE YOUR PROXY IS VOTED.

                                       By Order of the board of directors

                                       /s/  Ayden R. Lee, Jr.
                                       -----------------------------------
                                            Ayden R. Lee, Jr.
                                            Chief Executive Officer and
                                            President
April 4, 2005

                             FOUR OAKS FINCORP, INC.

                                6114 US 301 South
                         Four Oaks, North Carolina 27524

                                 PROXY STATEMENT

         This Proxy Statement, accompanying proxy card, Notice of Annual Meeting of Shareholders, and Summary 2004 Annual Report to Shareholders are being mailed to shareholders on or about April 4, 2005 by the board of directors of Four Oaks Fincorp, Inc. in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held at the main office of Four Oaks Bank & Trust Company, located at 6144 US 301 South, Four Oaks, North Carolina on Monday, April 25, 2005 at 8:00 p.m., local time, and at all adjournments thereof. All expenses incurred in connection with this solicitation will be paid by us. In addition to solicitation by mail, certain of our officers, directors, and regular employees, who will receive no additional compensation for their services, may solicit proxies by telephone, personal communication, or other means.

                                 ANNUAL MEETING

Purposes of the Annual Meeting

         The principal purposes of the annual meeting are to: (1) elect eight
(8) nominees to our board of directors; (2) ratify the action of the audit committee of our board of directors in appointing Dixon Hughes PLLC as independent accountants for the fiscal year ending December 31, 2005; and (3) transact such other business as may properly come before the annual meeting or any adjournments thereof. Our board of directors knows of no matters other than those stated above to be brought before the annual meeting or any adjournments thereof. Nonetheless, the proxyholders named on the enclosed proxy card may vote in accordance with the instructions of the board of directors or, in the absence thereof, in accordance with their discretion, on any other matter properly presented for action of which the board of directors is not now aware.

How You Can Vote

      You may vote shares by proxy or in person using one of the following methods:

     o Voting by Telephone. You can vote using the directions on your proxy card by calling the toll-free telephone number printed on the card. The deadline for voting by telephone is Monday, April 25, 2005, at 3:00 a.m. Eastern time. If you vote by telephone you need not return your proxy card.

     o Voting by Internet. You can vote over the Internet using the directions on your proxy card by accessing the website address printed on the card. The deadline for voting over the Internet is Monday, April 25, 2005 at 3:00 a.m. Eastern time. If you vote over the Internet you need not return your proxy card.

     o Voting by Proxy Card. You can vote by completing and returning your signed proxy card. To vote using your proxy card, please mark, date and sign the card and return it by mail in the accompanying postage-paid envelope. You should mail your signed proxy card sufficiently in advance for it to be received by Friday, April 22, 2005.

Proxies

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by:

     o    filing a written notice of revocation with our corporate secretary;

     o duly executing a subsequent proxy and filing it with our corporate secretary before the revoked proxy is exercised;

     o timely submitting new voting instructions by telephone or over the Internet as described above; or

     o    attending the annual meeting and voting in person.

         If the proxy card is signed and returned, but voting directions are not made, the proxy will be voted in favor of the proposals set forth in the accompanying "Notice of Annual Meeting of Shareholders."

Record Date

         Our board of directors has fixed the close of business on March 7, 2005 as the record date for determination of shareholders entitled to receive notice of and to vote at the annual meeting and all adjournments thereof. As of the close of business on March 7, 2005, we had 3,454,241 shares of common stock outstanding.

Voting Rights

         On all matters to come before the Annual Meeting, each holder of common stock will be entitled to one vote for each share held. Shareholders do not have the right to vote cumulatively in electing directors.

How You Can Vote Shares Held by a Broker or Other Nominee

         If your shares are held by a broker, bank, custodian or other nominee, you may have received a voting instruction form with this proxy statement instead of a proxy card. The voting instruction form is provided on behalf of the broker or other nominee to permit you to give directions to the broker or nominee on how to vote your shares. Please refer to the voting instruction form or contact the broker or nominee to determine the voting methods available to you.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information as of March 7, 2005 regarding shares of our common stock beneficially owned by: (i) each director;
(ii) each director nominee; (iii) each executive officer named in the Summary Compensation Table in this proxy statement; and (iv) all directors and executive officers as a group. The business address for each of the persons listed below is 6114 US 301 South, Four Oaks, North Carolina 27524. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that such power may be shared with a spouse. Fractional share amounts are rounded off to the nearest whole number.


                 Name of                     Amount and Nature of Beneficial
             Beneficial Owner                          Ownership(1)                      Percent of Class (1)
---------------------------------------      -------------------------------             --------------------
Merwin S. Canaday(2)                                       70,134                                 2.0%
Ayden R. Lee, Jr.(3)                                      100,404                                 2.9%
Paula Canaday Bowman(4)                                    48,353                                 1.4%
William J. Edwards(5)                                      19,827                                    *
Warren L. Grimes(6)                                        12,821                                    *
Percy Y. Lee(7)                                            32,147                                    *
Dr. R. Max Raynor, Jr.(8)                                   2,324                                    *
Clifton L. Painter(9)                                      32,586                                    *
William Ashley Turner(10)                                 202,139                                 5.9%
Nancy S. Wise(11)                                           6,165                                    *
W. Leon Hiatt, III(12)                                     17,875                                    *
Jeff. D. Pope(13)                                           9,699                                    *
All Directors and Executive Officers as a
Group (12 persons)                                        554,474                                16.1%

-----------------
*Less than 1%


(1) Based upon 3,454,241 shares of common stock outstanding on March 7, 2005. The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who resides in the home of such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days of March 7, 2005. Beneficial ownership may be disclaimed as to certain of the securities.
(2) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005.
(3) Includes 17,500 shares subject to stock options which are exercisable within 60 days of March 7, 2005, and 19,040 shares owned by Mr. Lee's spouse who has sole voting and investment power with respect to these shares.
(4) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005, and 156 shares owned by Ms. Bowman's spouse who has sole voting and investment power with respect to these shares.

(5) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005, 1,562 shares owned by Mr. Edward's spouse who has sole voting and investment power with respect to these shares, and 113 shares held in his name as custodian for his granddaughter.
(6) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005, 5,552.3453 shares owned jointly with Mr. Grimes' spouse, and 1,124.6597 shares owned by Mr. Grimes' spouse who has sole voting and investment power with respect to these shares.
(7) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005, and 21,322.8156 shares owned jointly with Mr. Lee's spouse.
(8) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005.
(9) Includes 9,265 shares subject to stock options which are exercisable within 60 days of March 7, 2005, 2,045 shares owned by Mr. Painter's spouse who has sole voting and investment power with respect to these shares, and 351 shares owned by a minor child who resides in the home.
(10) Includes 1,311 shares subject to stock options which are exercisable within 60 days of March 7, 2005, 199,766.5470 shares owned jointly with Mr. Turner's spouse, and 530.4805 shares owned by Mr. Turner's spouse who has sole voting and investment power with respect to these shares.
(11) Includes 5,483 shares subject to stock options which are exercisable within 60 days of March 7, 2005, 1.000 share owned jointly with Ms. Wise's spouse,
     28.3660 shares owned by Ms. Wise's spouse who has sole voting and investment power with respect to these shares, and 91.6082 shares owned by children who reside in the home.
(12) Includes 8,451 shares subject to stock options which are exercisable within 60 days of March 7, 2005, 81.0136 shares owned by Mr. Hiatt's spouse who has sole voting and investment power with respect to these shares, and
     997.6748 shares owned by minor children who reside in the home.
(13) Includes 7,031 shares subject to stock options which are exercisable within 60 days of March 7, 2005.


         The following table sets forth certain information as of March 7, 2005 regarding any person who is known to us to be the beneficial owner of more than five percent (5%) of our common stock.



Name and Address of                                 Amount and Nature of Beneficial
Beneficial Owner                                               Ownership                      Percent of Class
------------------------------------------------    -------------------------------           ----------------
William Ashley Turner and Debra C. Turner, Joint               202,139                              5.9%
Tenants with right of survivorship
181 Cleveland Crossing
Garner, North Carolina 27529

INFORMATION ABOUT OUR BOARD OF DIRECTORS

General

         Our board of directors oversees our business and affairs and monitors the performance of management. In accordance with traditional corporate governance principles, our board of directors does not involve itself in day-to-day operations. Instead, directors keep themselves informed through, among other things, discussions with our Chief Executive Officer, other key executives and principal external advisers (legal counsel, outside auditors, investment bankers, and other consultants), reading reports and other materials that are provided to them, and by participating in board and committee meetings. Our directors are elected annually and hold office for a period of one year or until their successors are duly elected and qualified. Our board of directors, in its business judgment, has made an affirmative determination that each of Paula Canaday Bowman, Merwin S. Canaday, William J. Edwards, Warren L. Grimes, Percy Y. Lee, Dr. R. Max Raynor, Jr., and William Ashley Turner meet the definition of "independent director" as that term is defined in the Nasdaq Marketplace Rules.

           Two (2) of our directors are related to each other. Merwin S. Canaday is Paula Canaday Bowman's uncle. There are no material proceedings to which any of our directors or executive officers, or any of their associates, is a party adverse to us or has a material interest adverse to us.

           To our knowledge, none of our directors or executive officers has been convicted in a criminal proceeding during the last five years (excluding traffic violations or similar misdemeanors), and none of our directors or executive officers was a party to any judicial or administrative proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgment, decree, or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Director Compensation

         The chairman of our board of directors is paid a fee of $1,200 per month. Other directors, except Mr. Lee who is not paid a director's fee, are paid fees of $1,000 per month. During 2004, all of the directors other than Mr. Lee were paid a bonus of $200.

Board of Directors Meetings

         During the last fiscal year, our board of directors met twelve (12) times. Each incumbent director attended seventy-five percent (75%) or more of the aggregate of the total number of board of directors meetings and the total number of meetings held by all committees of the board of directors on which he or she served. Our independent directors have resolved to hold meetings, separate from management, at least twice a year.

         Policy on Attendance at Annual Meetings of Shareholders. We do not have a stated policy, but encourage our directors to attend each annual meeting of shareholders. At last year's annual meeting of shareholders, held on April 26, 2004, eight (8) directors were present and in attendance.

Board Committees

         Our board of directors has three standing committees: the audit committee, the compensation committee, and the corporate governance and nominating committee.

         Audit Committee. The audit committee is composed of Warren L. Grimes (chairman), Merwin S. Canaday, and William J. Edwards and operates under a written charter, which the board reviews and reassesses annually. A copy of the audit committee charter was attached to the Proxy Statement for our 2004 Annual Meeting of Shareholders. Our board of directors, in its business judgment, has made an affirmative determination that each member of the audit committee: (i) meets the definition of "independent director" as that term is defined by Nasdaq Marketplace Rules and SEC rules; and (ii) satisfies the applicable Nasdaq Marketplace Rules relating to financial literacy. In addition, one member of our audit committee has past financial experience resulting in his financial sophistication as required by Nasdaq Marketplace Rules.

         The board of directors has determined that none of the members of its audit committee meet the definition of "audit committee financial expert" as that term is defined under the Securities Exchange Act of 1934, as amended. The members of the audit committee receive directly or have access to extensive information from reviews and examinations by our internal auditor, independent accountant, and various banking regulatory agencies that have jurisdiction over our company and our subsidiaries. The board believes that the present members of the audit committee have sufficient knowledge and experience in financial matters to effectively perform their duties. We recognize that having a person who possesses all of the attributes of an audit committee financial expert may be a valuable addition to our board of directors and currently are evaluating whether and how best to attract such an expert to serve on the board.

         The audit committee reviews the results and scope of the annual audit and other services provided by our independent accountant. The audit committee also reviews our financial statements and audit letters provided by our independent accountant. The audit committee is responsible for the hiring and setting the compensation of the independent accountant. The audit committee met ten (10) times during 2004.

         Compensation Committee. The compensation committee is composed of Warren L. Grimes (chairman), Paula Canaday Bowman, Dr. R. Max Raynor, Jr., and William Ashley Turner, each of whom the board, in its business judgment, has determined meets the definition of "independent director" as that term is defined by the Nasdaq Marketplace Rules. The compensation committee is responsible for the approval of compensation arrangements for our officers and the review of our compensation plans and policies. During 2004, the compensation committee met seven (7) times.

         The Corporate Governance and Nominating Committee. The board of directors established the corporate governance and nominating committee in February 2004. The members of our corporate governance and nominating committee are Dr. R. Max Raynor, Jr. (chairman), Paula Canaday Bowman, Warren L. Grimes, and William Ashley Turner, each of whom the board has determined, in its business judgment, meets the definition of "independent director" as that term is defined by the Nasdaq Marketplace Rules. The committee operates pursuant to a charter that is available on our website at http://www.fouroaksbank in the "investor info" section under the listing for governance documents. Pursuant to the committee's charter, the board has delegated certain responsibilities to the committee regarding nominations and criteria for proposing or recommending proposed nominees for election and re-election to the board.

         To be considered by our corporate governance and nominating committee, a director nominee must have certain minimum qualifications, including the ability to read and understand basic financial statements, business experience, relevant industry knowledge, high moral character, meeting certain stock ownership requirements, having their primary banking relationship with us, meeting certain age requirements, and the willingness to devote sufficient time to attend meetings and participate effectively on the board. In identifying, evaluating, and recommending nominees for director, the committee considers diversity, age, skills, representation within our market areas, potential conflicts of interest, and such other factors as it deems appropriate, given the needs of the board and our company, to maintain a balance of knowledge, experience, and capability. The committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees. During 2004, the corporate governance and nominating committee met two (2) times.

         The corporate governance and nominating committee will consider, in the same manner and based on the same qualifications as its own nominations, shareholder nominations for directors. To be considered, a shareholder nomination must be sent to the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. The nomination must be received no later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting, and it must contain enough information regarding the nominee to permit the committee to assess the relevant qualifications of the nominee, such as biographical profile, list of affiliated companies, and potential conflicts of interest.

Shareholder Communications

         Our shareholders may communicate directly with the members of the board of directors or the individual chairmen of standing board committees by writing directly to those individuals at the following address: Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office that is sent directly to an individual unless we believe the communication may pose a security risk.



Code of Ethics

         Our board of directors has adopted a code of ethics (our "Code of Ethics") that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. A copy of our Code of Ethics is available at www.fouroaksbank.com in the "Investor Info" section under the listing for governance documents, or free of charge upon written request to the attention of the Corporate Secretary, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

                              ELECTION OF DIRECTORS

      The nominees for the election of directors are named and certain other information is provided in the following tabulation.


                                    Year                       Positions and Offices with our Company
                                    First                           & Business Experience During
Name                        Age     Elected                              Past Five (5) Years
----                        ---     -------                              -------------------
Merwin S. Canaday           81      1969        Chairman of the board of  directors  of Four Oaks  Fincorp, Inc. and
                                                Four Oaks Bank & Trust Company; Owner of Four Oaks Drug Co.
Ayden R. Lee, Jr.           56      1983        Chief  Executive  Officer,  President, and Director of Four Oaks
                                                Fincorp, Inc. and Four Oaks Bank & Trust Company
Dr. R. Max Raynor, Jr.      47      2000        Director of Four Oaks Fincorp, Inc. and Four  Oaks  Bank & Trust
                                                Company; Owner of Professional  Eye Care, with locations in Benson,
                                                North  Carolina, Roseboro, North  Carolina,  and  Clinton,  North
                                                Carolina; Chairman of our Corporate Governance and  Nominating
                                                Committee
Paula Canaday Bowman        56      1989        Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                                Company
William J. Edwards          61      1990        Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                                Company;  President, Chief Executive Officer and Chairman of the
                                                Board of Edwards Food Stores
Percy Y. Lee                64      1992        Director of Four  Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                                Company; President of T.R. Lee Oil Co.; Senior Partner of Lee
                                                Brother's Rental; Owner of SouthBend MHP
Warren L. Grimes            56      1992        Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                                Company; General Partner in Reedy Creek Direct Marketing Associates;
                                                Chairman of our Compensation Committee and Audit Committee; Chief
                                                Financial Officer and Director of Reedy Creek Technologies, Inc;
                                                Executive Director of Smithfield Housing Authority
William Ashley Turner       52      2001        Director of Four Oaks Fincorp, Inc. and Four Oaks Bank & Trust
                                                Company; Owner and President of Ashley  Turner  Enterprises,  Inc.,
                                                Ashley Turner  Building  Co.,  Inc., and Ashley Turner Commercial,
                                                Inc.; Co-owner and Vice President of Woodland  Development Co., Inc.;
                                                Owner and Manager of Ashley Turner  Development Co., LLC; Co-owner of
                                                Planet  Fitness; Vice President of RAFT, Inc.; Vice President of
                                                Autumn Homes, Inc.; Owner of Ashley Turner Rentals, LLC

         The number constituting our board of directors must be at least five
(5), but not more than twenty-one (21). The number of directors within this variable range may be fixed or changed from time to time by our shareholders or our board of directors. Our board of directors has set the number of directors at eight (8). The members of our board of directors are elected by our shareholders to serve one (1) year terms.

         All of our directors and executive officers hold office until the next annual meeting or until their successors are elected and qualified. Our board of directors has no reason to believe that the persons named above as nominees will be unable or will decline to serve as a director if elected. However, in the event of death or disqualification of any nominee or refusal or inability of any nominee to serve, it is the intention of the proxyholders to vote for the election of such other person or persons as the proxyholders determine in their discretion; but in no circumstance will the proxy be voted for more than eight
(8) nominees. Properly executed and returned proxies, unless revoked, will be voted as directed by the shareholder or, in the absence of such direction, will be voted in favor of the election of the recommended nominees.

         Pursuant to North Carolina law, the eight (8) candidates who receive the highest number of votes will be elected as directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but are not counted in the election of directors and will not be included in determining which candidates received the highest number of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS.

                             Audit Committee Report

         As described above, the audit committee of our board of directors is composed of Warren L. Grimes (chairman), Merwin S. Canaday, and William J. Edwards and operates under a written charter adopted by the board of directors. A copy of the audit committee charter was attached to the Proxy Statement for our 2004 Annual Meeting of Shareholders.

         The members of the audit committee are not professionally engaged in the practice of auditing or accounting nor are they experts in the fields of accounting or auditing, including in respect of auditor independence. Management is responsible for our internal control over financial reporting and the financial reporting process, including the presentation and integrity of our financial statements. Our independent accountant is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The audit committee's responsibility is to monitor and oversee these processes. The audit committee also hires and sets the compensation for our independent accountant. Members of the audit committee rely without independent verification on the information provided to them and on representations of management and our independent accountant.

         Accordingly, the audit committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee's considerations and discussions referred to below do not assure that the audit of our financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that our financial statements are presented in accordance with generally accepted accounting principles, or that our auditors are in fact "independent."

         In this context, the audit committee has met and held discussions with our management, who represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The audit committee has reviewed and discussed the consolidated financial statements with both management and the independent accountant. The audit committee also discussed with the independent accountant matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). Our independent accountant also provided to the audit committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the audit committee has considered whether the provision of audit and other non-audit services (set forth under "Audit Firm Fee Summary" below) is compatible with maintaining the accountants' independence and has discussed with the independent accountant their independence.

         Based upon the audit committee's discussions with management and the independent accountant and the audit committee's review of our consolidated financial statements, representations of management, and the report of the independent accountant to the audit committee, and subject to the limitations on the role and responsibility of the audit committee referred to above and the audit committee charter, the audit committee recommended that our board of directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission. The audit committee also recommended that the shareholders be asked to ratify the appointment of Dixon Hughes PLLC as our independent accountant for the 2005 fiscal year.

                                 Audit Committee
                           Warren L. Grimes (chairman)
                                Merwin S. Canaday
                               William J. Edwards

                      COMPARISON OF CUMULATIVE TOTAL RETURN

         The following graph compares the cumulative total shareholder return on our common stock over the five-year period ended December 31, 2004, with the cumulative total return for the same period on the Nasdaq Composite Index, the SNL South OTC-BB and Pink Banks Index and the SNL $100-$500M OTC-BB & Pink Banks Index. The graph assumes that at the beginning of the period indicated $100 was invested in our common stock and the stock of the companies comprising the Nasdaq Composite Index, the SNL South OTC-BB and Pink Banks Index and the SNL $100-$500M OTC-BB & Pink Banks Index, and that all dividends, if any, were reinvested.


                                [GRAPHIC OMITTED]
                        [See supplemental PDF for Chart]

                         [Chart Data Represented below]

                                                                       Period Ending
                                                  ------------------------------------------------------------
                                                                        December 31,
--------------------------------------------------------------------------------------------------------------
Index                                             1999      2000      2001      2002       2003       2004
--------------------------------------------------------------------------------------------------------------
Four Oaks Fincorp, Inc.                           $100.00    $101.37   $91.34    $107.10    $121.89   $162.34
NASDAQ Composite                                   100.00      60.82    48.16      33.11      49.93     54.49
SNL South OTC-BB and Pink Banks                    100.00      85.55    92.66     115.44     154.55    180.33
SNL $100M-$500M OTC-BB & Pink Banks                100.00      84.53    97.38     116.81     158.66    191.77

                             EXECUTIVE COMPENSATION

         The following table sets forth annual and long-term compensation that we paid or accrued for services rendered for the fiscal years indicated by our chief executive officer and the next most highly compensated executive officers whose total salary and bonus exceeded $100,000 individually during the year ended December 31, 2004 (each a "named executive officer" and collectively, the "named executive officers").


                           SUMMARY COMPENSATION TABLE
                                                                              LONG-TERM         ALL OTHER
                                                                             COMPENSATION     COMPENSATION
                                                                                AWARDS             (2)
                                                ANNUAL COMPENSATION(1)     ------------------- -----------
                                            ------------------------------     SECURITIES
NAME & PRINCIPAL POSITION        YEAR          SALARY(3)        BONUS      UNDERLYING OPTIONS
------------------------------   ----       --------------   ------------- -------------------
Ayden R. Lee, Jr.,               2004          $202,304          $28,767          5,000          $10,985
Chief Executive Officer  and     2003           190,491           10,501          6,250           10,972
President                        2002           180,066            3,749          6,250           11,066

Clifton L. Painter,              2004          $110,683          $14,717          2,625          $ 7,250
Senior Executive Vice            2003           103,927            6,151          3,281            6,347
President, Chief Operating       2002           100,656            2,124          3,359            7,279
Officer

Nancy S. Wise,                   2004          $100,633          $14,717          2,437          $ 4,946
Executive Vice President,        2003            95,841            5,296          3,046            4,345
Chief Financial Officer          2002            92,825            1,583          3,046            4,946

W. Leon Hiatt, III               2004          $100,408          $14,717          2,437          $ 6,652
Executive Vice President,        2003            95,400            5,183          3,046            5,806
Chief Administrative Officer     2002            90,000            1,529          2,968            6,468

Jeff D. Pope,                    2004          $ 96,667          $10,292          1,875          $ 6,192
Executive Vice President,
Branch Administrator


------------------------


(1) Amounts shown in the table include amounts paid to the named executive officers in their capacities as executive officers of our subsidiary, Four Oaks Bank & Trust Company. Four Oaks Bank & Trust Company was reorganized as our wholly owned subsidiary in July 1997. Amounts shown also include amounts deferred by the named executive officers under our Master Corporate Profit Sharing Retirement Plan and Trust.
(2) The amounts shown for Mr. Lee represent our contributions to him under our Master Corporate Profit Sharing Retirement Plan and Trust in the amounts of $2,444, $2,582, and $2,701, for each of the years ended 2004, 2003, and
     2002, respectively, and our contributions to him under our Employee Stock Ownership Plan in the amounts of $8,000 for each of 2004, 2003, and 2002, respectively. The remainder of the amounts shown for Mr. Lee for each year represent insurance premiums paid by us on term life insurance. The amounts shown for Mr. Painter represent our contributions to him under our Master Corporate Profit Sharing Retirement Plan and Trust in the amounts of $1,870, $1,619, and $1,510, for each of the years ended 2004, 2003, and
     2002, respectively, and our contributions to him under our Employee Stock Ownership Plan in the amounts of $5,016, $4,403, and $5,473 for 2004, 2003, and 2002, respectively. The remainder of the amounts shown for Mr. Painter for each year represent insurance premiums paid by us on term life insurance. The amounts shown for Ms. Wise represent our contributions to her under our Master Corporate Profit Sharing Retirement Plan and Trust in the amounts of $0, $0, and $619, for each of the years ended 2004, 2003, and 2002, respectively, and our contributions to her under our Employee Stock Ownership Plan in the amount of $4,614, $4,045, and $4,054, for each of the years ended 2004, 2003, and 2002, respectively. The remainder of the amounts shown for Ms. Wise for each year represent insurance premiums paid by us on term life insurance. The amounts shown for Mr. Hiatt represent our contributions to him under our Master Corporate Profit Sharing Retirement Plan and Trust in the amounts of $1,716, $1,485, and $1,350, for each of the years ended 2004, 2003, and 2002, respectively, and our contributions to him under our Employee Stock Ownership Plan in the amounts of $4,605, $4,023, and $4,851, for each of the years ended 2004, 2003, and 2002, respectively. The remainder of the amounts shown for Mr. Hiatt for each year represent insurance premiums paid by us on term life insurance. The amounts shown for Mr. Pope represent our contributions to him under our Master Corporate Profit Sharing Retirement Plan and Trust in the amounts of $1,594 for the year ended 2004, and our contributions to him under our Employee Stock Ownership Plan in the amounts of $4,278 for the year ended 2004. The remainder of the amount shown for Mr. Pope represents insurance premiums paid by us on term life insurance.
(3) Prior reports of the named executive officers' salaries inadvertently included automobile allowances paid by us for the named executive officers. For the periods presented in the table, we have excluded the automobile allowances from amounts paid to the named executive officers as salary.

                        Option Grants in Last Fiscal Year

         The following table sets forth certain information concerning options to purchase our common stock granted to the named executive officers during the year ended December 31, 2004.

                                Individual Grants
                                -----------------

                             Number of
                            Securities        % of Total
                            Underlying     Options Granted    Exercise or
                              Options      to Employees in        Base         Expiration           Grant Date
          Name               Granted (#)     Fiscal Year      Price ($/sh)      Date(1)          Present Value(2)
-------------------------  -------------   -----------------  -------------   -----------         ----------------
Ayden R. Lee, Jr.              5,000             15%             $17.60        02/23/2008             15,318
Clifton L. Painter             2,625              8%             $17.60        02/23/2008              8,042
Nancy S. Wise                  2,437              7%             $17.60        02/23/2008              7,466
W. Leon Hiatt, III             2,437              7%             $17.60        02/23/2008              7,466
Jeff D. Pope                   1,875              6%             $17.60        02/23/2008              5,744
------------------------

(1)  All options shown were granted under the Company's Nonqualified Stock
     Option Plan and were fully vested on February 23, 2005. Each option expires on the earlier of the expiration date shown or 15 months after termination of the recipient's employment, except in cases of death or disability. The option may be exercised to purchase vested shares only. Upon termination of employment the option is forfeited with respect to any shares not then vested, except in cases of death or disability. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.
(2) We utilized the Black-Scholes option pricing methodology to estimate the hypothetical grant date present value for these stock option grants. We used the following assumptions in calculating the grant date present value for these grants: (a) an expected option term of four years; (b) an interest rate of 3.0% and (c) a dividend yield of 2.1%.


              Aggregated Option Exercises in Last Fiscal Year and
                         Fiscal Year-End Option Values

         The following table sets forth certain information concerning options to purchase our common stock held by the named executive officers during the year ended December 31, 2004, the aggregate value of gains on the date of exercise, and the value of unexercised options as of December 31, 2004.


                                                           Number of Securities Underlying        Value of Unexercised
                                                          Unexercised Options at December 31,    In-the-Money Options at
                                                                      2004 (#)                  December 31, 2004 (#) (1)
                                                          --------------------------------- --------------------------------
                           Shares
                         Acquired on     Value Realized
        Name            Exercise (#)        ($) (2)        Exercisable     Unexercisable     Exercisable     Unexercisable
---------------------- ---------------- ----------------- --------------- ----------------- --------------- ----------------
Ayden R. Lee, Jr.          15,625           $65,950           12,500           5,000           $275,000        $110,000
Clifton L. Painter          8,515           $35,747            6,640           2,625           $146,080         $57,750
Nancy S. Wise              10,858           $53,383            3,046           2,437            $67,012         $53,614
W. Leon Hiatt, III          4,218           $10,834            8,904           2,437           $195,888         $53,614
Jeff D. Pope                4,218           $18,581            5,156           1,875           $113,432         $41,250
------------------------

(1) Based on the difference between the exercise price and a price per share of $22.00, which is the last sale price of our common stock as of December 31, 2004.
(2) The value realized is based upon the difference between the exercise price of the option and the fair market value of our common stock at the exercise date. The fair market value of our common stock is the purchase price, as determined by our board of directors, for purchases of our common stock at the end of the last completed fiscal quarter under our Dividend Reinvestment and Stock Purchase Plan. The dividend reinvestment purchase price is determined once each quarter by our board based on the most recent annual appraisal conducted by an independent appraisal firm, as adjusted for recent trading activity. On February 2, 2004, Mr. Lee exercised options to purchase a total of 9,375 shares of our common stock for an exercise price of $13.23. The fair market value of our common stock on this date was determined to be $15.80. On November 24, 2004 and December 1, 2004, Mr. Lee exercised options to purchase a total of 6,250 shares of our common stock for an exercise price of $12.80. The fair market value of our common stock on each of these dates was determined to be $19.50. On February 20, 2004, Mr. Painter exercised options to purchase a total of 5,156 shares of our common stock for an exercise price of $13.23. The fair market value of our common stock on this date was determined to be $15.80. On December 14, 2004, Mr. Painter exercised options to purchase a total of 3,359 shares of our common stock for an exercise price of $12.80. The fair market value of our common stock on this date was determined to be $19.50. On February 25, 2004, Ms. Wise exercised options to purchase a total of 4,687 shares of our common stock for an exercise price of $13.23. The fair market value of our common stock on this date was determined to be $15.80. On November 23, 2004 and December 16, 2004, Ms. Wise exercised options to purchase a total of 6,171 shares of our common stock for an exercise price of $12.80. The fair market value of our common stock on this date was determined to be $19.50. On February 9, 2004, Mr. Hiatt exercised options to purchase a total of 4,218 shares of our common stock for an exercise price of $13.23. The fair market value of our common stock on this date was determined to be $15.80. On February 17, 2004, Mr. Pope exercised options to purchase a total of 2,343 shares of our common stock for an exercise price of $13.23. The fair market value of our common stock on this date was determined to be $15.80. On December 16, 2004, Mr. Pope exercised options to purchase a total of 1,875 shares of our common stock for an exercise price of $12.80. The fair market value of our common stock on this date was determined to be $19.50.

Employment Agreements

         We have employment agreements with each of our named executive officers. Each employment agreement provides for a one-year term and on each anniversary date thereafter, the agreement is automatically extended for an additional year, unless either party gives notice of nonrenewal. The current base salary under the agreement may be increased at the discretion of our board of directors. In addition to the base salary, each employment agreement provides for, among other things, additional benefits applicable to executive personnel and benefits applicable to all our salaried employees. Each agreement provides for termination by us for "cause" (as defined in the agreement) at any time. Our board of directors has established the 2005 base salary amount for Mr. Lee at $213,430, Mr. Painter at $118,984, Ms. Wise at $105,414, Mr. Hiatt at $104,927
and Mr. Pope at $104,750.

Severance Compensation Agreement

         We have entered into severance compensation agreements with each of our named executive officers that will provide each of them with severance pay benefits in the event of a "change in control." The purpose of the compensation agreements is to recognize the services and contributions of our named executive officers as key employees and the uncertainties relating to continual employment, reduced employee benefits, management changes, and relocations in the event of a change in control. Under each of the severance compensation agreements, in the event a change in control (as defined in the agreement) occurs and the named executive officers' employment, as the case may be, is "terminated" (as defined in the agreement), he or she will be entitled to receive a cash severance payment equal to two (2) years' salary, in the case of Mr. Lee, Mr. Painter, Ms. Wise, or Mr. Pope or eighteen (18) months' salary, in the case of Mr. Hiatt, based upon his or her then most recent annual compensation and the amount of his or her most recent annual bonus at the time of termination. In addition, each named executive officer will be entitled to all life insurance, health, accidental death and dismemberment, and disability plans or programs in which he or she is entitled to participate immediately prior to his termination for two (2) years, in the case of Mr. Lee, Mr. Painter, Ms. Wise, or Mr. Pope and for eighteen (18) months, in the case of Mr. Hiatt, after the date of his or her termination or unless and until he or she obtains other full-time employment.

Supplemental Executive Retirement Plan

         Our subsidiary, Four Oaks Bank & Trust Company, has adopted a supplemental executive retirement plan ("SERP") for Mr. Lee that, upon his retirement from the bank, will provide him with supplemental annual payments for the remainder of his life. The purpose of the SERP is to encourage Mr. Lee to remain as an employee of the bank and to reward him for contributing materially to the success of the bank. Under the SERP, the bank will be obligated to pay Mr. Lee an annual payment upon his retirement in an amount which, when added to Mr. Lee's 401(k) benefits (based on future estimated amounts) and social security benefits (based on future estimated amounts), will ensure Mr. Lee a total annual retirement benefit equal to seventy-five percent (75%) of his Average Annual Compensation (as defined in the SERP) on the date of his retirement. Depending upon Mr. Lee's age at retirement, the annual payment as a percentage of Mr. Lee's fully vested retirement benefit will vary (from fifty-eight percent (58%) of fully vested retirement benefit at age fifty-five
(55) to one hundred percent (100%) at age sixty-two (62)). The annual payments, which we are obligated to pay Mr. Lee each year after his retirement, are subject to certain limitations, including a maximum limit of fifty thousand dollars ($50,000) per year. In the event of a change of control (as defined in the SERP) of Four Oaks Fincorp, Inc. and termination of Mr. Lee's employment within twenty-four (24) months thereafter (for any reason, except termination by the bank for cause), Mr. Lee will be entitled to receive a lump sum cash payment equal to the actuarial equivalence of the greater of (i) the amount he would have been entitled to had he retired on such date or (ii) the amount of his pro rata fully vested benefit under the SERP as of such date.

         Pursuant to Mr. Lee's arrangement, if he continues in his position as previously stated and retires at the normal retirement age of 65, the estimated annual pension amount payable under the SERP, but prior to offsets and any deductions, if any, would be $232,724.


          BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee reviews and oversees our general compensation plans and policies and approves the individual compensation arrangements for our officers. Warren L. Grimes is Chairman of the Compensation Committee and the other committee members are William Ashley Turner, Dr. R. Max Raynor, Jr. and Paula Canaday Bowman. All are non-employee members of the board of directors.

Our Executive Compensation Program

         Our Compensation Committee is committed to designing and implementing a program of executive compensation that will contribute to the achievement of our business objectives. We have an executive compensation program that we believe:

o    fulfills our business and operating needs and enhances shareholder value;

o enables us to attract, motivate and retain the executive talent essential to the achievement of our short-term and long-term business objectives;

o    rewards executives for accomplishment of business goals and objectives; and

o provides rewards consistent with gains in shareholder wealth so that executives will be financially advantaged when shareholders are similarly financially advantaged.

         In implementing our executive compensation program, we attempt to provide compensation opportunities that are generally comparable to those provided by similar companies in our industry. This "peer group" is not the same group used for the industry comparison in the performance graph found in the "Comparison of Cumulative Total Return" section above; rather, it reflects the industry within which we compete for personnel.

Elements of Executive Compensation

Our executive compensation program has four key components:

o        base salary;
o        long-term incentive awards;
o        annual performance awards; and
o        fringe benefits.

Base Salary

         Base salary represents the fixed component of our executive compensation program. Base salaries are set within ranges, which are targeted around the competitive norm for similar executive positions in similar companies in our industry. Individual salaries may be above or below the competitive norm, depending on the executive's experience and performance.

         The base salary for the CEO is determined by the Compensation Committee. The Compensation Committee delegates authority to the CEO to recommend the base salaries for our other named executive officers (Nancy S. Wise, Executive Vice President and Chief Financial Officer, Clifton L. Painter, Senior Executive Vice President and Chief Operating Officer, W. Leon Hiatt, III, Executive Vice President and Chief Administrative Officer and Jeff D. Pope, Executive Vice President and Branch Administrator). Factors considered by Compensation Committee in determining the compensation of the our named executive officers are the company's performance and the individual's performance. Another factor is the salary level for the position compared to other financial companies.

Long-Term Incentive Awards

         Long-term incentive awards are granted pursuant to our stock option plans and are intended to align the interests of executive officers and other key employees with those of our shareholders, reward executives for maximizing shareholder value and facilitate the retention of key employees. Guideline ranges for stock option grants increase relative to cash compensation as position levels increase.

         The size of an individual's stock option award is based primarily on individual performance and the individual's responsibilities and position with our company. These options are granted with an exercise price equal to the fair market value of our common stock on the date of grant, therefore, the stock options have value only if our common stock price appreciates from the value on the date the options were granted. This feature is intended to focus executives on the enhancement of shareholder value over the long-term and to encourage equity ownership in our company. The stock option plans are discretionary plans; however, it has been the Compensation Committee's practice generally to award options annually.


Annual Performance Awards

         Annual performance awards are intended to serve two primary functions. First, annual incentives permit us to compensate officers directly if we achieve specific financial performance targets. Second, annual incentives also serve to reward executives for performance on those activities that are most directly under their control and for which they are held accountable.

         At the beginning of each year, we set specific performance goals for our company and each individual executive. Performance awards are proportionately increased or decreased from the target to reflect performance levels that exceed or fall below expectations. For fiscal year 2004, we determined the best criteria for measurement of our performance was earnings and growth. Individual performance goals are based on each individual executive's responsibilities and his or her respective contribution to our financial targets, including strategic initiatives, innovation, departmental effectiveness and personnel management.

         The annual performance award is discretionary and the Compensation Committee has the authority to approve, reduce or entirely eliminate annual performance awards. Annual performance awards are cash-based. Generally, annual performance award amounts increase as financial measures increase above the levels originally set by our compensation committee.

Benefits

         Benefits offered to executives serve a different purpose than do the other elements of executive compensation. In general, they are designed to provide a safety net of protection against the financial catastrophes that can result from illness, disability or death and to provide a reasonable level of retirement income. Benefits offered to executives are largely those that are offered to the general employee population.

Policy With Respect to $1 Million Deduction Limit

         Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the U.S. corporate income tax deduction a publicly-held company may claim for compensation paid to the named executive officers unless certain requirements are satisfied. An exception to this limitation is available for "performance-based" compensation, as defined under Section 162(m). Compensation received as a result of the exercise of stock options may be considered performance-based compensation if certain requirements of Section 162(m) are satisfied. In the event that the Compensation Committee considers approving compensation in the future that would exceed the $1 million deductibility threshold, the Compensation Committee will consider what actions, if any, should be taken to make such compensation deductible. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of our overall compensation philosophy. From time to time, we may award compensation that is not fully deductible if we determine that such award is consistent with this philosophy and is in the best interests of our company and its shareholders.


CEO Compensation

         Ayden R. Lee, Jr.'s base salary was set competitively relative to other chief executive officers in financial service companies. Mr. Lee's compensation was reviewed and recommended by the Compensation Committee and ratified by the full Board of Directors without Mr. Lee's participation. In determining Mr. Lee's base salary, the Compensation Committee reviewed independent compensation data and financial and operational results of our company for fiscal year 2004 as compared against budgets and peer businesses. Mr. Lee's bonus is determined based on the level of achievement of established performance goals related to earnings and growth. During fiscal 2004, Mr. Lee also earned $28,767 in annual performance awards, based on the level of achievement of established performance goals related to earnings and growth for our company.

Conclusion

         The Compensation Committee believes that these executive compensation policies and programs effectively promote our interests and enhance shareholder value.


                             Compensation Committee
                           Warren L. Grimes (chairman)
                              Paula Canaday Bowman
                             Dr. R. Max Raynor, Jr.
                              William Ashley Turner

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation Committee is comprised of Warren L. Grimes (chairman), Paula Canaday Bowman, Dr. R. Max Raynor, Jr. and William Ashley Turner, none of whom were officers or employees of the company or any of the company's subsidiaries or had any relationship requiring disclosure by the company under
Item 404 of the SEC's Regulation S-K during or prior to 2004.


Equity Compensation Plan Information

         We maintain a Nonqualified Stock Option Plan and an Employee Stock Purchase and Bonus Plan. Neither of these plans are required to be, or has been, approved by our shareholders.

         The following table sets forth aggregate information regarding our Nonqualified Stock Option Plan and Employee Stock Purchase and Bonus Plan in effect as of December 31, 2004:

                                                       (A)                    (B)                          (C)
                                                                                                  NUMBER OF SECURITIES
                                                                                                 REMAINTING AVAILABLE FOR
                                              NUMBER OF SECURITIES                                       FUTURE
                                                  TO BE ISSUED           WEIGHTED-AVERAGE        ISSUANCE UNDER EQUITY
                                                UPON  EXERCISE OF        EXERCISE PRICE OF         COMPENSATION PLANS
                                                   OUTSTANDING             OUTSTANDING            (EXCLUDING SECURITIES
PLAN CATEGORY                                        OPTIONS                  OPTIONS           REFLECTED IN COLUMN (A))(1)
-------------------------------------------    ----------------------     --------------------  ----------------------------
Equity compensation plans approved by
security holders                                         N/A                      N/A                     N/A

Equity compensation plans not approved by
security holders                                       124,723                   14.42                  397,433
                                                       -------                   -----                  -------

Total                                                  124,723                   14.42                  397,433
                                                       =======                   =====                  =======
------------------------

(1) Includes shares of our common stock remaining available for future issuance under the following compensation plans in the amounts indicated as of December 31, 2004: Nonqualified Stock Option Plan--326,477; and Employee Stock Purchase and Bonus Plan-- 70,956 shares.

Nonqualified Stock Option Plan

         The Nonqualified Stock Option Plan (the "Option Plan") provides for grants of nonqualified stock options to officers and directors of our company and its subsidiaries. The Option Plan is administered by the compensation committee, which has broad discretionary authority to administer the Option Plan. The board of directors may amend or terminate the Option Plan at any time, but no amendment or termination of the Option Plan may adversely affect the rights of optionees under prior awards without the optionees' approval.

         The Option Plan provides that the exercise price and number of shares subject to outstanding options will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization. Upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets, outstanding options will become fully vested and exercisable and, to the extent not exercised, will terminate upon the effective date of such a transaction.

         As of March 7, 2005, 781,250 shares had been reserved for issuance under the Option Plan. As of March 7, 2005, there were 138,743 outstanding stock options, and 295,377 shares remained available for future grants. During 2004, options to purchase 33,875 shares of our common stock were granted at an average exercise price of $17.60 per share.

Employee Stock Purchase and Bonus Plan

         The Employee Stock Purchase and Bonus Plan (the "Purchase Plan") is a voluntary plan that enables full-time employees of our company and its subsidiaries to purchase shares of our common stock. The Purchase Plan is administered by the compensation committee, which has broad discretionary authority to administer the Purchase Plan. The board of directors may amend or terminate the Purchase Plan at any time. The Purchase Plan is not intended to be qualified as an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended.

         Once a year, participants in the Purchase Plan may purchase our common stock at fair market value equal to five percent (5%) of their compensation, up to $1,000. We match in cash fifty percent (50%) of the amount of each participant's purchase, up to $500. After we withhold for income and employment taxes, participants use the balance of our matching grant to purchase shares of our common stock.

         The Purchase Plan will terminate upon a merger in which we are not the surviving corporation, or a liquidation or a sale of substantially all of our assets. The Purchase Plan provides that the number of shares reserved for issuance thereunder will be appropriately adjusted upon a stock split, stock dividend, recapitalization, combination, consolidation, or similar transaction involving a change in our capitalization.

         As of March 7, 2005, 156,250 shares of our common stock had been reserved for issuance under the Purchase Plan, and 85,294 shares had been purchased. During 2004, 6,578 shares were purchased under the Purchase Plan.

Certain Transactions

         Certain of our directors and executive officers are customers of, and borrowers from, Four Oaks Bank & Trust Company in the ordinary course of business. From January 1, 2004 to December 31, 2004, loans outstanding to our directors and executive officers and their associates as a group amounted to a maximum of approximately $4,710,000 or 14.31% of the equity capital of the bank. All outstanding loans and commitments included in such transactions are made substantially on the same terms, including rate and collateral, as those prevailing at the time in comparable transactions with other customers. In the opinion of management, these loans do not involve more than normal risk of collectibility or contain other unfavorable features.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors, and persons who own more than ten percent (10%) of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors, and ten percent (10%) shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. Based solely on a review of the copies of such reports furnished to us, or representations by such persons that no Forms 5 were required, we believe that during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to our officers, directors, and ten percent (10%) shareholders were satisfied.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

            Dixon Hughes PLLC has served as the independent accounting firm of the Company since September 5, 2000. The audit committee has appointed Dixon Hughes PLLC as independent accountant of our company and its subsidiaries for the fiscal year ending December 31, 2005. Dixon Hughes PLLC's services to us for 2003 and 2004 included the audit of our annual consolidated financial statements, reviews of certain of our income tax returns and consultation on various accounting, tax and other matters. Although the selection and appointment of the independent accountant are not required to be submitted to a vote of the shareholders, the audit committee of our board of directors desires to obtain shareholder ratification of this appointment. Pursuant to our bylaws, action on a matter by our shareholders is approved if the votes cast by the shareholders favoring the action exceed the votes cast against the action. If our shareholders do not ratify this appointment, the audit committee will reconsider the appointment. A representative of Dixon Hughes PLLC is expected to be present at our Annual Meeting. This representative will have an opportunity to make a statement if desired and will be available to respond to shareholder questions.

                             Audit Firm Fee Summary

         During the fiscal years ended December 31, 2004 and 2003, we retained our independent accountant, Dixon Hughes PLLC, to provide services in the following categories and amounts:


                                                            2004                         2003
                                                            ----                         ----
            Audit Fees (1)                      $           53,500             $         55,175
            Audit-Related Fees (2)                          29,250                        3,150
            Tax Fees (3)                                     7,425                        4,600
            All Other Fees (4)                              11,200                            -

            TOTAL                               $          101,375             $         62,925
                                                ==================             =================
----------


(1) "Audit Fees" are fees for professional services billed or expected to be billed by Dixon Hughes PLLC for the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings.
(2) "Audit-Related Fees" are fees billed for assurance and related services performed by Dixon Hughes PLLC that are reasonably related to the performance of the audit or review of our financial statements. These services include: accounting consultations, other attestation services including Federal Home Loan Bank collateral verification procedures, and employee benefit plan audits.
(3) "Tax Fees" are fees billed for professional services performed by Dixon Hughes PLLC with respect to tax compliance, tax advice, and tax planning.
(4) "All Other Fees" are fees for other permissible work performed by Dixon Hughes PLLC that does not meet the above category descriptions. The fees paid in 2004 related to agreed upon procedures performed regarding the Gramm-Leach-Bliley Act.

         Our audit committee has considered the compatibility of the non-audit services performed by and fees paid to Dixon Hughes PLLC in fiscal 2004 and fiscal 2003 and determined that such services and fees were compatible with the independence of the public accountants. During fiscal year 2004, Dixon Hughes PLLC did not utilize any personnel in connection with the audit other than its full-time, permanent employees.

         Policy for Approval of Audit and Non-Audit Services. Before we engage an accountant for any audit or permissible non-audit service, we are required to obtain the approval of our audit committee. In determining whether to approve a particular audit or permitted non-audit service, our audit committee considers, among other things, whether such service is consistent with maintaining the independence of the independent public accountant. Our audit committee also considers whether the independent accountant is best positioned to provide the most effective and efficient service to us and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality.

                             ADDITIONAL INFORMATION

         A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and schedules thereto, as filed with the SEC will be furnished on written request, without charge to any of our shareholders. Such requests should be addressed to Wanda J. Blow, Four Oaks Fincorp, Inc., P.O. Box 309, Four Oaks, North Carolina 27524 ((919) 963-2177).

           SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

         Any proposals that shareholders intend to present for a vote of shareholders at the 2006 Annual Meeting of Shareholders, and that such shareholders desire to have included in our proxy statement and form of proxy relating to that meeting, must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before December 5, 2005 (120 calendar days prior to the anniversary of the date of this proxy statement). Proposals received after December 5, 2005 will not be considered for inclusion in our proxy materials for our 2006 annual meeting. A determination as to whether we will oppose inclusion of any proposal in our proxy statement and form of proxy will be made on a case-by-case basis in accordance with our judgment and the rules and regulations promulgated by the SEC.

         In addition, if a shareholder intends to present a matter for a vote at the 2006 annual meeting, other than by submitting a proposal for inclusion in our proxy statement for that meeting, the shareholder must give timely notice in accordance with SEC rules. To be timely, a shareholder's notice must be sent to our principal executive office, marked to the attention of Ayden R. Lee, Jr., and received at such office on or before February 18, 2006 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). Such notice should set forth: (a) as to each matter the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; and (b) the name and record address of the shareholder, the class and number of shares of our capital stock that is beneficially owned by the shareholder, and any material interest of the shareholder in such business. For notices that are not timely filed, we retain discretion to vote proxies we receive. For notices that are timely filed, we retain discretion to vote proxies we receive provided:
(i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion; and (ii) the proponent fails to
(x) provide us with a written statement, on or before February 18, 2006, that the proponent intends to deliver a proxy statement and form of proxy to holders of at least the percentage of our voting shares required under applicable law to carry the proposal, (y) include the same statement in its proxy materials filed with the SEC, and (z) immediately after soliciting the percentage of shareholders required to carry the proposal, provide us with a statement from any solicitor, or other person with knowledge, that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of shares.

                     OTHER MATTERS; DISCRETIONARY AUTHORITY

         As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the annual meeting: (i) matters for which we did not receive timely notice; (ii) approval of the minutes of a prior meeting of shareholders, if such approval does not amount to ratification of the action taken at the meeting; (iii) the election of any person to any office for which a bona fide nominee is named in this proxy statement and such nominee is unable to serve or for good cause will not serve; (iv) any proposal omitted from this proxy statement and the form of proxy pursuant to Rule 14a-8 or Rule 14a-9 under the Securities Exchange Act of 1934, as amended; and (v) matters incidental to the conduct of the annual meeting. If any such matters come before the annual meeting, the proxy agents named in the accompanying proxy card will vote in accordance with their judgment.

         All shareholders are encouraged to sign, date, and return their proxy submitted with this proxy statement as soon as possible in the envelope provided. If a shareholder attends the annual meeting, then he or she may revoke his or her proxy and vote in person.


                                      By Order of the board of directors
                                      April 4, 2005
                                      Ayden R. Lee, Jr.
                                      Chief Executive Officer and President

                               [GRAPHIC OMITTED]
                   [Please see supplmental PDF of PROXY CARD]

                      [Proxy Card Data represented below]

                                 REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             FOUR OAKS FINCORP, INC.
                  FOR THE 2005 ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoints Ayden R. Lee, Jr. and Merwin S. Canaday as proxies, each with the full power of substitution to represent the undersigned and to vote all of the shares of stock in Four Oaks Fincorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of said Company to be held at the main office of Four Oaks Bank & Trust Company, located at 6144 US 301 South, Four Oaks, North Carolina on Monday, April 25, 2005 at 8:00 p.m., and any adjournments thereof (1) as hereinafter specified upon the proposals listed below as more particularly described in the Company's proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournments thereof. In order to vote for the proposals, place an X in the appropriate box provided below. The Board recommends a vote "FOR" the proposals listed below.














   PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE
           ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS
                    TO VOTE VIA THE INTERNET OR BY TELEPHONE.

       (Continued, and to be marked, dated and signed, on the other side)



                           \/ FOLD AND DETACH HERE \/
================================================================================
            FOUR OAKS FINCORP, INC. -- ANNUAL MEETING, APRIL 25, 2005


                             YOUR VOTE IS IMPORTANT!



                        https://www.proxyvotenow.com/mtbk


                       You can vote in one of three ways:

1. Call toll free 1-866-265-2185 on a Touch-Tone Phone and follow the instructions on the reverse side. There is NO CHARGE to you for this call. or

2. Via the Internet at https://www.proxyvotenow.com/fofn and follow the instructions. or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.


                PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS
================================================================================

                                 REVOCABLE PROXY

                             FOUR OAKS FINCORP, INC.

                                                   PLEASE MARK AS      [X]
                                                   INDICATED IN THIS
                                                   EXAMPLE

ANNUAL MEETING OF STOCKHOLDERS
       APRIL 25, 2005
                                                                 WITHOLD FOR ALL
                                                           FOR     ALL   EXCEPT
1. To elect the following nominees as directors of a one  [   ]   [   ]  [   ]
   year term


Nominees:

(01) Merwin S. Canaday      (02) Ayden R. Lee Jr.
(03) William J. Edwards     (04) Paula Canaday Bowman
(05) Dr. R. Max Raynor Jr.  (06) Percy Y. Lee
(07) Warren L. Grimes       (08) William Ashley Turner

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE(S) WRITE THAT NOMINEE(S) NAME OF THE LINE PROVIDED BELOW.______________________________


------------------------------------------------------------------------------

                                                          FOR  AGAINST ABSTAIN
2. Ratification of the action of the audit committee of  [   ]  [   ]   [   ]
   the board of directors in appointing Dixon Hughes
   PLLC as independent accountants for the Company for the fiscal year ending December 31, 2005:


THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ABOVE PROPOSALS AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

NOTE: PLEASE SIGN YOUR NAME EXACTLY AS IT APPEARS ON THIS CARD. WHEN SIGNING FOR A CORPORATION OR PARTNERSHIP, OR AS AGENT, ATTORNEY, TRUSTEE, EXECUTOR, ADMINISTRATOR, OR GUARDIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE SIGNING. IN THE CASE OF JOINT TENANTS, EACH JOINT OWNER MUST SIGN.


Please be sure to date and sign          -------------------------------
this instruction card in the box below.  DATE
------------------------------------------------------------------------


------------------------------------------------------------------------
                       STOCKHOLDER SIGN ABOVE
------------------------------------------------------------------------

--------------------------------------------------------------------------------
      ***IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE ***
                 OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW
--------------------------------------------------------------------------------

              /\ FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL /\



                            PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:

1.  By Mail; or
2.  By Telephone (using a Touch-Tone Phone); or
3.  By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3 a.m., April 25, 2005. It is not necessary to return this proxy if you vote by telephone or Internet.

             ======================================================

                                VOTE BY TELEPHONE

              Call Toll-Free on a Touch-Tone Phone anytime prior to
                              3 a.m. April 25, 2005
                                 1-866-265-2185

             =======================================================


             =======================================================

                                VOTE BY INTERNET
                                anytime prior to
                           3 a.m. April 25, 2005 go to
                        https://www.proxyvotenow.com/fofn

             =======================================================



Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.



                             Your vote is important!